Morgan Stanley Convertible Securities Trust
                     Item 77(o) 10f-3 Transactions
                  April 1, 2002 - September 30, 2002


Secur  Date    Price   Share %of    Total       Purch Broker
ity    of      Of      s     Asset  Issued      ased
       Purcha  Share   Purch s                  By
       se      s       ased                     Fund

Jetbl  04/11/  $27.0   6,000 0.063  $158,400,0  0.102 Merrill
ue     02      0             %      09          %     Lynch,
Airwa                                                 Raymond
ys                                                    James, UBS
Corp.                                                 Warburg,
                                                      Arnhold & S.
                                                      Bleichroeder
                                                      , M.R. Beal,
                                                      BNP Paribas,
                                                      Credit
                                                      Lyonnais,
                                                      HVB Capital
                                                      Markets,
                                                      Samuel A.
                                                      Ramirez

Sempr  04/24/  $25.0   75,00 0.776  $600,000,0  0.313 Merrill
a      02      0       0     %      00          %     Lynch,
Energ                                                 Salomon
y                                                     Smith
                                                      Barney,
                                                      Goldman
                                                      Sachs, A.G.
                                                      Edwards, ABN
                                                      Amro, Banc
                                                      One, Credit
                                                      Lyonnais, JP
                                                      Morgan,
                                                      Jefferies,
                                                      Mizuho,
                                                      Royal Bank
                                                      of Scotland,
                                                      SG Cowen,
                                                      Tokyo-
                                                      Mitsubishi
                                                      Intl.

Harri  08/02/  $100.   1,500 0.071  $150,000,0  1.00% Salomon
s      02      00            %      00                Smith Barney
Corp.

Hartf  09/09/  $50.0   50,00 1.182  $330,000,0  0.758 Banc of
ord    02      0       0     %      00          %     America,
Finan                                                 Salomon
cial                                                  Smith, A.G.
                                                      Edwards,
                                                      Goldman
                                                      Sachs,
                                                      Merrill
                                                      Lynch, UBS
                                                      Warburg

Publi  09/05/  %50.0   20,00 0.473  $460,000,0  0.217 Merrill
c      02      0       0     %      00          %     Lynch, Banc
Servi                                                 of America,
ce                                                    Credit
Enter                                                 Suisse First
prise                                                 Boston,
                                                      Deutsche
                                                      Bank, JP
                                                      Morgan,
                                                      Lehman
                                                      Bros., UBS
                                                      Warburg